SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   July 10, 2003

Target Corporation

(Exact name of registrant as specified in its charter)

Minnesota	1-6049	41-0215170
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1000 Nicollet Mall

Minneapolis, Minnesota 55403

(Address of principal executive offices) (Zip Code)

(612) 304-6073

Registrant’s telephone number, including area code

FORM 8-K

Item 5. Other Events

On July 10, 2003, Target Corporation (the “Corporation”) issued a News Release relating to its June sales results.  The News Release is attached hereto as Exhibit 99. Comments regarding the Corporation’s sales results are provided periodically throughout the year on a recorded telephone message.  The message may be accessed by dialing (612) 761-6500.  Forward-looking statements in this release or on such recorded telephone messages should be considered in conjunction with the cautionary statements in Exhibit (99)C to the Corporation’s 2002 Form 10-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARGET CORPORATION

Dated: July 10, 2003	By	/s/ Douglas A. Scovanner
Douglas A. Scovanner
Executive Vice President and
Chief Financial Officer